Exhibit 99.2

WASHINGTON BANKING COMPANY

SPECIAL MEETING OF SHAREHOLDERS -                  , 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Anthony B. Pickering and John L. Wagner, and each of them, with full power of substitution, acting by a majority of those present and voting, or if only one is present and voting then that one, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Washington Banking Company (“Washington Banking”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of Washington Banking to be held on                     ,                  , 2014, at the Best Western Harbor Plaza, located at 33175 State Route 20, Oak Harbor, Washington, at          :  .m., local time, and at any and all adjournments or postponements thereof, with all the powers the undersigned would possess if present, as follows:

1. To approve the Agreement and Plan of Merger, dated as of October 23, 2013, by and between Heritage Financial Corporation (“Heritage”) and Washington Banking, pursuant to which Washington Banking will merge with and into Heritage (the “merger proposal”):

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. To adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the merger proposal (the “adjournment proposal”):

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Approval, on an advisory (non-binding) basis, of the compensation of certain executive officers of Washington Banking that is based on or otherwise relates to the proposed merger with Heritage, as described in the Joint Proxy Statement/Prospectus (the “compensation proposal”).

FOR	AGAINST	ABSTAIN
☐	☐	☐

This proxy, when properly executed, will be voted as directed by the undersigned on the reverse side hereof, but if no directions are specified, this proxy will be voted “FOR” the merger proposal, “FOR” the adjournment proposal and “FOR” the compensation proposal. The Board of Directors knows of no other matters to be brought before the Special Meeting. If other matters should properly come before the Special Meeting, it is the intention of the persons appointed as attorneys and proxies for the undersigned to vote all shares of Washington Banking common stock which the undersigned is entitled to vote in accordance with recommendations of Washington Banking’s Board of Directors.

(Continued and to be signed on reverse side.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt from Washington Banking prior to the execution of this proxy of the Joint Proxy Statement/Prospectus and Notice of Special Meeting of Shareholders, dated             , 2013.

Dated:             , 2014

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTION TO VOTE

VIA THE INTERNET OR BY TELEPHONE.

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through             .m., local time, on             , 2014.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET: www. Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.	OR	TELEPHONE: 1-800- - Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.